Exhibit 23.2


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Luby's Incentive Stock Plan of Luby's Cafeterias, Inc. of our report dated October 5, 1998, with respect to the financial statements of Luby's Cafeterias, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 1998, filed with the Securities and Exchange Commission.





                                                         ERNST & YOUNG LLP

San Antonio, Texas
January 7, 1999